UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Non-Employee Director Compensation Plan

On March 31, 2009, the Board of Directors (the “Board”), pursuant to Section 11 of the Non-Employee Director Compensation Plan (the “Plan”) of FTI Consulting, Inc. (“FTI”), upon the recommendation of the Compensation Committee of the Board, approved and authorized amendments to the Plan to provide for the acceleration of vesting of currently outstanding and future equity awards to non-employee directors (i) in the event of a non-employee director’s cessation of service at the expiration of the then-current term of directorship as a member of the Board due to failure to re-nominate such non-employee director for service on the Board, (ii) due to the request of such non-employee director, or as a result of a voluntary resignation, or (iii) as a result of FTI’s stockholders failing to re-elect such non-employee director for service on the Board, in each case other than for cause (as determined by the Board).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: April 6, 2009	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

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